As filed with the Securities and Exchange Commission on April 17, 2009.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SILGAN HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1269834
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4 Landmark Square

Stamford, Connecticut 06901

(203) 975-7110

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank W. Hogan, III, Esq.

Senior Vice President, General Counsel and Secretary

Silgan Holdings Inc.

4 Landmark Square

Stamford, Connecticut 06901

(203) 975-7110

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert J. Rawn, Esq.

Bryan Cave LLP

1290 Avenue of the Americas

New York, New York 10104

(212) 541-2000

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (do not check if smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Debt Securities
Common Stock, $0.01 par value
Preferred Stock
Warrants
Depositary Shares
Purchase Contracts
Units(2)

(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices or issued upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for such securities. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(2)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Warrants

Depositary Shares

Purchase Contracts

Units

We may offer and sell from time to time our securities in one or more classes, separately or together in any combination and as separate series, and in amounts, at prices and on terms that we will determine at the times of the offerings. We will provide specific terms of any offering in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and the terms of the related offering.

We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “SLGN.”

Investing in our securities involves risk. You should carefully read and consider the risk factors incorporated herein by reference and described under the heading “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 17, 2009

i

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, in this prospectus, the terms “Silgan,” “Company,” “we,” “us,” “our” and “ours” refer to Silgan Holdings Inc. and its subsidiaries.

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. When we refer to a “prospectus supplement,” we are also referring to any free writing prospectus or other offering material authorized by us. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document which we incorporate by reference is accurate as of any date other than the date on its cover. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC’s public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov. You may also retrieve our SEC filings at our Internet website at www.silganholdings.com. The information contained on our website is not a part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC and incorporate by reference will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under

Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or any other information “furnished” to the SEC, unless specifically stated otherwise) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Current Reports on Form 8-K filed February 27, 2009 and March 2, 2009; and

•	The description of our common stock contained in our Form 8-A dated February 2, 1997, including any amendments or reports filed for the purpose of updating such description.

We encourage you to read our periodic and current reports, as they provide additional information about us that prudent investors find important. You may request a copy of these filings without charge by writing to or by telephoning us at the following address:

Silgan Holdings Inc.

4 Landmark Square

Stamford, Connecticut 06901

Attention: General Counsel

(203) 975-7110

SILGAN HOLDINGS INC.

We are a leading manufacturer of metal and plastic consumer goods packaging products. We are the largest manufacturer of metal food containers in North America. We are also a leading worldwide manufacturer of metal, composite and plastic vacuum closures for food and beverage products. Additionally, we are a leading manufacturer of plastic containers in North America for a variety of markets, including the personal care, health care, household and industrial chemical and food markets.

Our principal executive offices are located at 4 Landmark Square, Stamford, Connecticut 06901 and our telephone number is (203) 975-7110.

RISK FACTORS

Investing in our securities involves risks. You should carefully read and consider the risk factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008 and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Twelve Months Ended December 31,
	2008	2007	2006(a)	2005(a)	2004(a)
Ratio of earnings to fixed charges	4.19	3.70	3.44	3.34	3.41

(a)	Interest and other debt expense in 2006, 2005 and 2004 includes a loss on early extinguishment of debt of $0.2 million, $11.2 million and $1.6 million, respectively.

Earnings consist of earnings before income taxes, interest and other debt expense, and the interest portion of rental expense. Fixed charges consist of interest and other debt expense, the interest portion of rental expense and capitalized interest. We have not paid a preference security dividend for any of the periods presented, and accordingly have not separately shown the ratio of combined fixed charges and preference dividends to earnings for these periods.

FORWARD-LOOKING STATEMENTS

The statements we have made in this prospectus or in documents incorporated by reference herein which are not historical facts are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Securities Act and the Exchange Act. These forward-looking statements are made based upon management’s expectations and beliefs concerning future events impacting us and therefore involve a number of uncertainties and risks. Therefore, the actual results of our operations or our financial condition could differ materially from those expressed or implied in these forward-looking statements.

The discussion in our “Risk Factors” and our “Management’s Discussion and Analysis of Results of Operations and Financial Condition” sections in our Annual Report on Form 10-K for the year ended December 31, 2008 and in the other documents incorporated by reference into this prospectus highlight some of the more important risks identified by our management, but should not be assumed to be the only factors that could affect future performance. Other factors that could cause the actual results of our operations or our financial condition to differ from those expressed or implied in these forward-looking statements include, but are not necessarily limited to, our ability to effect cost reduction initiatives and realize benefits from capital investments; our ability to retain sales with our major customers or to satisfy our obligations under our contracts; the impact of customer claims; compliance by our suppliers with the terms of our arrangements with them; changes in consumer preferences for different packaging products; changes in general economic conditions; the adoption of new accounting standards or interpretations; changes in income tax provisions; and other factors described in our filings with the SEC.

Except to the extent required by the federal securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors pursuant to the Private Securities Litigation Reform Act of 1995 should not be construed as exhaustive or as any admission regarding the adequacy of our disclosures. Certain risk factors are detailed from time to time in our various public filings. You are advised, however, to consult any further disclosures we make on related subjects in our filings with the SEC.

You can identify forward-looking statements by the fact that they do not relate strictly to historic or current facts. Forward-looking statements use terms such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “will,” “should,” “seeks,” “pro forma” or similar expressions in connection with any disclosure of future operating or financial performance. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results of operations, financial condition, levels of activity, performance or achievements to be materially different from any future results of operations, financial condition, levels of activity, performance or achievements expressed or implied by such forward-looking statements. You should not place undue reliance on these forward-looking statements.

DESCRIPTION OF DEBT SECURITIES

This section describes some of the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, in connection with a purchase contract or as part of a unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement. The debt securities may be senior or subordinated securities. The senior debt securities will be issued under an indenture, as the same may be amended or supplemented, to be entered into between us and U.S. Bank National Association, and permitted successors thereto, as trustee. The subordinated debt securities will be issued under an indenture, as the same may be amended or supplemented, to be entered into between us and U.S. Bank National Association and permitted successors thereto, as trustee. The statements herein relating to the debt securities and the indentures are summaries and are subject to the detailed provisions of the indentures. The indentures will be subject to and governed by the Trust Indenture Act of 1939. The descriptions below are summaries and do not contain all the information you may find useful. We urge you to read the indentures because they, and not the summaries, define many of your rights as a holder of our debt securities. If you would like to read the indentures, they are on file with the SEC, as described under “Where You Can Find More Information.”

General

We can issue an unlimited amount of debt securities that may be in one or more series with the same or various maturities, at par, at premium or at a discount. We may specify a maximum aggregate principal amount for the debt securities of any series. The indentures do not limit our ability to issue convertible or subordinated debt securities. We will determine the terms and conditions of the debt securities, including the maturity, principal and interest. The terms of a particular series of debt securities will be set forth in the supplemental indenture related to that series of debt securities.

The applicable prospectus supplement will describe the following terms of each particular series of such debt securities being offered, including:

•	the title of the debt securities;

•	whether the securities will be senior or subordinated;

•	applicable subordination provisions;

•	whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal amount is payable;

•

the rate or rates (which may be fixed or variable) per annum at which the debt securities will bear interest, if any, or the manner of calculation thereof, and the date or dates from which any such interest will accrue;

•	the dates on which such interest, if any, will be payable and the regular record dates for such interest payment dates;

•	the place or places where principal of (and any premium), and interest on, the debt securities will be payable;

•

if applicable, the period or periods within which, the price or prices at which, the currency or currency units in which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at the option of the Company;

•

any mandatory or optional sinking fund or analogous provisions or provisions for redemption at the option of the holder and the period or periods within which, the price or prices at which, the currency or currency units in which and the terms and conditions upon which the debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiples thereof, the denominations in which the debt securities will be issuable;

•	any manner of defeasance specified for such debt securities and provisions relating to satisfaction and discharge of the indenture;

•	the currency of payment of principal of, and any premium and interest on, the debt securities;

•

if the currency of payment of principal, any premium and interest on the debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made and the time and manner of determining the exchange rate;

•	any index or formula used to determine the amount of payment of principal of, or any premium or interest on, the debt securities;

•	any additional covenants or modifications or deletions of any covenants specified in the indenture;

•	any additional events of default or modifications or deletions of any events of default specified in the indenture;

•	if the debt securities are issuable upon exercise of our warrants and the time, manner and place for such debt securities to be authenticated and delivered;

•	if applicable, the terms and conditions upon which the debt securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional);

•

if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur;

•	the portion of the principal amount, if other than the entire principal amount, payable upon acceleration of maturity;

•

if other than the trustee, the person who will serve as the authenticating agent, the paying agent or security registrar or any other agent with respect to the debt securities, and applicable provisions relating thereto; and

•	additional terms not inconsistent with the provisions of the indentures.

Unless otherwise indicated in the prospectus supplement relating thereto, the debt securities are to be issued as registered securities without coupons in denominations of $1,000 and any integral multiple of $1,000.

Debt securities may be issued under the indentures as original issue discount securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto. As defined in the indentures, “original issue discount securities” means any debt securities which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the depositary) identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indentures and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

DESCRIPTION OF CAPITAL STOCK

General

We are incorporated under the laws of the State of Delaware. We are authorized to issue 100,000,000 shares of our common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of March 31, 2009, there were 38,131,697 shares of our common stock issued and outstanding, excluding 5,233,371 shares of our common stock in treasury, and an aggregate of 838,829 shares of our common stock reserved for issuance upon exercise of stock options and for issuance upon vesting of restricted stock units. We have no shares of preferred stock outstanding.

Common Stock

Each outstanding share of our common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors; consequently, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election. Holders of our common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividends.

In the event of any liquidation, dissolution or winding-up of our affairs, holders of our common stock will be entitled to share ratably in the assets remaining after provision for payment of liabilities to creditors and obligations to holders of preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights and are not liable for further calls or assessments.

The Bank of New York is the transfer agent and registrar for our common stock. Shares of our common stock are quoted on the Nasdaq Global Select Market under the symbol “SLGN.”

Preferred Stock

Our board of directors, without stockholder authorization, is authorized to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the preferences, rights and privileges of the preferred stock, including any:

•	dividend rights;

•	conversion rights;

•	voting rights;

•	redemption rights;

•	terms of any sinking fund provisions;

•	liquidation preferences; and

•	the number of shares constituting a series and the designation of the series.

Our board of directors may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock. Currently, we have no shares of preferred stock outstanding.

Stockholders Agreement

In November 2001, we and Messrs. R. Philip Silver and D. Greg Horrigan entered into an Amended and Restated Stockholders Agreement, or the Stockholders Agreement. The Stockholders Agreement replaced in its entirety a previous stockholders agreement entered into among us and Messrs. Silver and Horrigan, and the other parties thereto at the time of the initial public offering of shares of our common stock on February 14, 1997.

Under the Stockholders Agreement, the Group (as defined in the Stockholders Agreement) has the right to nominate for election all of our directors until the Group holds less than one-half of the number of shares of our common stock held by it in the aggregate on February 14, 1997. The Group generally includes Messrs. Silver and Horrigan and their affiliates and related family transferees and estates. At least one of the Group’s nominees must be either Mr. Silver or Mr. Horrigan during the three year period covering the staggered terms of our three classes of directors. On February 14, 1997, the Group held 14,306,180 shares of our common stock in the aggregate (as adjusted for the stock split effected on September 15, 2005). Additionally, the Group has the right to nominate for election either Mr. Silver or Mr. Horrigan as a member of our board of directors when the Group no longer holds at least one-half of the number of shares of our common stock held by it in the aggregate on February 14, 1997 but beneficially owns at least 5% of our common stock. The Stockholders Agreement continues until the death or disability of both of Messrs. Silver and Horrigan.

If either Mr. Silver or Mr. Horrigan notifies our board of directors that the Group cannot agree on an individual for any of its nominees under the Stockholders Agreement or if at least 45 days prior to our annual meeting of stockholders the Group fails to nominate for election at such annual meeting the requisite number of individuals to stand for election to our board of directors at such annual meeting, then our board of directors has the right to nominate for election to our board of directors the number of individuals that the Group could not agree on as nominees or that the Group failed to nominate timely.

The provisions of the Stockholders Agreement could have the effect of delaying, deferring or preventing a change of control of the Company and preventing our stockholders from receiving a premium for their shares of our common stock in any proposed acquisition of the Company.

Certain Anti-Takeover Matters

Provisions of our amended and restated certificate of incorporation and our amended and restated by-laws, as amended, may have the effect of delaying or preventing transactions involving a change of control of the Company, including transactions in which stockholders might otherwise receive a substantial premium for their shares over then current market prices, and may limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

In particular, our amended and restated certificate of incorporation provides that:

•	our board of directors is authorized to issue one or more classes of preferred stock having such designations, rights and preferences as may be determined by our board of directors;

•	our board of directors is divided into three classes, and each year approximately one third of the directors are elected for a term of three years;

•	our board of directors is fixed at seven members; and

•	action taken by the holders of our common stock must be taken at a meeting and may not be taken by consent in writing.

Additionally, our amended and restated by-laws provide that a special meeting of the stockholders may only be called by the Chairman of the Board (or either Co-Chairman if there are Co-Chairmen) or by the Chairman of the Board (or either Co-Chairman) at the request in writing of a majority of our board of directors, and may not be called by the holders of our common stock.

Under our credit agreement, the occurrence of a change of control (as defined in our credit agreement) constitutes an event of default, permitting, among other things, the acceleration of amounts owed thereunder. Additionally, upon the occurrence of a change of control as defined in the indenture governing our 6- 3/4% Senior Subordinated Notes due 2013, or 6- 3/4% Notes, the holders thereof have the right to require the repurchase of the 6- 3/4% Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest to the date of purchase.

Section 203 of the Delaware General Corporation Law

Section 203 of the General Corporation Law of the State of Delaware provides, in general, that a stockholder acquiring more than 15% of the outstanding voting stock of a corporation subject to Section 203 but less than 85% of such stock is an interested stockholder. An interested stockholder may not engage in certain business combinations with the corporation for a period of three years subsequent to the date on which the stockholder became an interested stockholder, unless:

•	prior to the date the corporation’s board of directors approved either the business combination or the transaction in which the stockholder became an interested stockholder; or

•

the business combination is approved by the corporation’s board of directors and authorized by a vote of at least 66 2/3% of the outstanding voting stock of the corporation not including the stock held by the interested stockholder.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under separate warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we are offering will describe specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•

the designation, number and terms of the debt securities, common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on or after which the warrants and the other security will be separately transferable;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	a discussion of material federal income tax considerations, if applicable; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF DEPOSITARY SHARES

We may elect to have shares of preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company that we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. The depositary shares will be evidenced by depositary receipts, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

A holder of depositary shares will be entitled to receive the shares of preferred stock, but only in whole shares of preferred stock, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

The descriptions of the general terms of the depositary shares in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable depositary agreement. The descriptions do not restate the agreement in its entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreement because it, and not the summary, defines many of your rights as holders of the depositary shares. For more information, please review the form of the relevant agreement, which will be filed with the SEC promptly after the offering of depositary shares and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a number or amount of debt securities, shares of our common stock, preferred stock or depositary shares or warrants at a future date or dates. The price per security and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula stated in the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. The payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The prospectus supplement relating to any purchase contracts we are offering will describe the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount a holder will be obligated to pay in order to purchase our debt securities, common stock, preferred stock, depositary shares or warrants or the formula to determine such amount;

•

the settlement date or dates on which the holder will be obligated to purchase the securities. The prospectus supplement will specify whether certain events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•

the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of a purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic. Purchase contracts may include anti-dilution provisions to adjust the number of securities to be delivered upon the occurrence of specified events;

•

whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our debt securities, depositary shares, preferred stock, common stock, warrants or government securities;

•	the terms of any pledge arrangement relating to any underlying securities; and

•

the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the purchase contracts. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of purchase contracts or purchase contract units and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:

•	through agents or dealers;

•	to or through underwriters;

•	directly by us to purchasers; or

•	through a combination of any of these methods.

We will describe the details of any such offering and the plan of distribution for any securities offering by us in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed on for us by Bryan Cave LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008 have been audited by Ernst &Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the registrant.

SEC Registration Fee	$ (1)
Accounting Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Printing and Engraving Expenses	(2)
Trustee Fees	(2)
Rating Agency Fees	(2)
Miscellaneous Expenses	(2)

Total	(2)

(1)	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and 457(r).
(2)	Because an indeterminate amount of securities are covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable.

Item 15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, as amended, provide for indemnification of our officers and directors against costs and expenses incurred in connection with any action or suit to which such person is a party to the fullest extent permitted by the General Corporation Law of the State of Delaware. We have purchased directors’ and officers’ liability insurance covering certain liabilities which may be incurred by our directors and officers in connection with the performance of their duties. Certain of our affiliates also maintain insurance and provide indemnification substantially similar to the foregoing.

See Item 17 of this registration statement regarding the position of the Securities and Exchange Commission.

Item 16. Exhibits

Exhibit Number	Description
*1.1	Form of underwriting agreement with respect to debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts and/or units.

4.1	Amended and Restated Certificate of Incorporation of Silgan Holdings Inc. (incorporated by reference to Exhibit 3.1 filed with our Current Report on Form 8-K, dated June 13, 2006).

4.2	Amended and Restated By-laws of Silgan Holdings Inc. (incorporated by reference to Exhibit 3.2 filed with our Current Report on Form 8-K, dated June 13, 2006).

4.3	First Amendment to Amended and Restated By-laws of Silgan Holdings Inc. (incorporated by reference to Exhibit 3.3 filed with our Annual Report on Form 10-K for the year ended December 31, 2008).

4.4	Amended and Restated Stockholders Agreement, dated as of November 6, 2001, among R. Philip Silver, D. Greg Horrigan and Silgan Holdings Inc. (incorporated by reference to Exhibit 10.1 filed with our Annual Report on Form 10-K for the year ended December 31, 2001).

+4.5	Form of Senior Indenture between Silgan Holdings Inc. and U.S. Bank National Association.

+4.6	Form of Subordinated Indenture between Silgan Holdings Inc. and U.S. Bank National Association.

*4.7	Form of senior debt securities.

*4.8	Form of subordinated debt securities.

*4.9	Form of any certificate of designation, preferences and rights with respect to any preferred stock issued hereunder.

*4.10	Form of warrant agreement.

*4.11	Form of deposit agreement.

*4.12	Form of purchase contract.

*4.13	Form of unit agreement.

+5.1	Opinion of Bryan Cave LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 filed with our Annual Report on Form 10-K for the year ended December 31, 2008).

+23.1	Consent of Ernst & Young LLP.

+23.2	Consent of Bryan Cave LLP (included in Exhibit 5.1).

+24.1	Powers of Attorney (included on signature pages to the registration statement).

+25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association to act as trustee under the Senior Indenture.

+25.2	Statement of Eligibility on Form T-1 of U.S. Bank National Association to act as trustee under the Subordinated Indenture.

*	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.
+	Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on April 17, 2009.

SILGAN HOLDINGS INC.

BY:	/S/ ANTHONY J. ALLOTT
Anthony J. Allott
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anthony J. Allott, Robert B. Lewis and Frank W. Hogan, III, and each and any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/S/ R. PHILIP SILVER R. Philip Silver	Co-Chairman of the Board	April 17, 2009

/S/ D. GREG HORRIGAN D. Greg Horrigan	Co-Chairman of the Board	April 17, 2009

/S/ JOHN W. ALDEN John W. Alden	Director	April 17, 2009

/S/ JEFFREY C. CROWE Jeffrey C. Crowe	Director	April 17, 2009

/S/ WILLIAM C. JENNINGS William C. Jennings	Director	April 17, 2009

/S/ EDWARD A. LAPEKAS Edward A. Lapekas	Director	April 17, 2009

/S/ ANTHONY J. ALLOTT Anthony J. Allott	President and Chief Executive Officer and Director (Principal Executive Officer)	April 17, 2009

/S/ ROBERT B. LEWIS Robert B. Lewis	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 17, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
*1.1	Form of underwriting agreement with respect to debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts and/or units.

4.1	Amended and Restated Certificate of Incorporation of Silgan Holdings Inc. (incorporated by reference to Exhibit 3.1 filed with our Current Report on Form 8-K, dated June 13, 2006).

4.2	Amended and Restated By-laws of Silgan Holdings Inc. (incorporated by reference to Exhibit 3.2 filed with our Current Report on Form 8-K, dated June 13, 2006).

4.3	First Amendment to Amended and Restated By-laws of Silgan Holdings Inc. (incorporated by reference to Exhibit 3.3 filed with our Annual Report on Form 10-K for the year ended December 31, 2008).

4.4	Amended and Restated Stockholders Agreement, dated as of November 6, 2001, among R. Philip Silver, D. Greg Horrigan and Silgan Holdings Inc. (incorporated by reference to Exhibit 10.1 filed with our Annual Report on Form 10-K for the year ended December 31, 2001).

+4.5	Form of Senior Indenture between Silgan Holdings Inc. and U.S. Bank National Association.

+4.6	Form of Subordinated Indenture between Silgan Holdings Inc. and U.S. Bank National Association.

*4.7	Form of senior debt securities.

*4.8	Form of subordinated debt securities.

*4.9	Form of any certificate of designation, preferences and rights with respect to any preferred stock issued hereunder.

*4.10	Form of warrant agreement.

*4.11	Form of deposit agreement.

*4.12	Form of purchase contract.

*4.13	Form of unit agreement.

+5.1	Opinion of Bryan Cave LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 filed with our Annual Report on Form 10-K for the year ended December 31, 2008).

+23.1	Consent of Ernst & Young LLP.

+23.2	Consent of Bryan Cave LLP (included in Exhibit 5.1).

+24.1	Powers of Attorney (included on signature pages to the registration statement).

+25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association to act as trustee under the Senior Indenture.

+25.2	Statement of Eligibility on Form T-1 of U.S. Bank National Association to act as trustee under the Subordinated Indenture.

*	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.
+	Filed herewith.